UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2013

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439

(Address of principal executive offices and zip code)

(952) 947-7777

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 2.06. MATERIAL IMPAIRMENTS.

On January 4, 2013, Regis Corporation (“Regis”) concluded that an other than temporary impairment charge ranging between $15.0 million and $20.0 million for the excess of carrying value over fair value of its investment in Empire Education Group, Inc. (“EEG”) will be recorded in Regis’ second fiscal quarter ended December 31, 2012. The proprietary school industry continues to experience declining enrollment, revenue and profitability which led EEG to reduce its budgeted financial projections for future periods. These factors have also led to a significant and further decline in the market values for the industry which also contributed to Regis’ impairment since a portion of Regis’ estimate of fair value is based on the market approach. Prior to the impairment charge, the carrying value of Regis’ investment in EEG was approximately $60 million. Regis will not receive a tax benefit on the impairment charge.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: January 10, 2013	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary